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                                                               [Draft--11/30/94]
                                                                     EXHIBIT 4.4
                    [FORM OF FACE OF SUBORDINATED DEBENTURE]


No.                                                                  [$       ]*


                                ASHLAND OIL, INC.
                          % Subordinated Debenture Due


          ASHLAND OIL, INC., a corporation duly organized and existing under the laws of the Commonwealth of Kentucky (herein called the "Company"), for value
received, hereby promises to pay to                     or registered assigns,
at the office or agency of the Company in the Borough of Manhattan, The City of
New York, the principal sum of        Dollars on          , in such coin or
currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest,
semiannually on           and          of each year, commencing              ,
on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Subordinated Debenture [or, if variable rate, insert provisions relating to the determination of such interest
rate], from the          or the          , as the case may be, next preceding
the date of this Subordinated Debenture to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Subordinated Debenture, or unless no interest has been paid on
these Subordinated Debentures, in which case from           , until payment of
said principal sum has been made or duly provided for; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Debt Security Register. Notwithstanding the foregoing, if the date hereof is
after the    day of             or          , as the case may be, and before the
following         or           , this Subordinated Debenture shall bear interest
from such           or           ; PROVIDED, HOWEVER, that if the

     * All references to "$", "Dollars", "currency of the United States" or similar language to be changed, if appropriate, for series denominated in, or for which payments with respect to are made in, foreign currency or currencies or units of two or more currencies.

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Company shall default in the payment of interest due on such           or
           , then this Subordinated Debenture shall bear interest from the next
preceding            or           to which interest has been paid or, if no
interest has been paid on these Subordinated Debentures, from              .
The interest so payable on any               or           , will, subject to
certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Subordinated Debenture is registered at
the close of business on the             or          , as the case may be, next
preceding such            or           (herein called the "Regular Record Date")
whether or not a Business Day. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Subordinated Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Subordinated Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Debentures may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

          Reference is made to the further provisions of this Subordinated Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

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          This Subordinated Debenture shall not be valid or become obligatory for any purposes until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.


          IN WITNESS WHEREOF, ASHLAND OIL, INC., has caused this instrument to be duly executed under its corporate seal.

Dated:


                                        ASHLAND OIL, INC.,

                                          by
                                            -------------------------------


[SEAL]                                  Attest:

                                          by
                                            -------------------------------



                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Securities of the series designated therein referred to in the within-mentioned indenture.


                                                    ,
                                        as Trustee,

                                          by
                                            -------------------------------
                                                Authorized Officer

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                                                                               4

                   [FORM OF REVERSE OF SUBORDINATED DEBENTURE]


                                ASHLAND OIL, INC.
                           % Subordinated Debenture Due

          This Subordinated Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidence of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of
           , 19   (herein called the "Indenture"), duly executed and delivered
by the Company to            , as Trustee (herein called the "Trustee"), to
which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The Securities shall be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the
Indenture.  This Subordinated Debenture is one of a series designated as the   %
Subordinated Debentures Due                of the Company, limited in aggregate
principal amount to $          .

          The indebtedness evidenced by this Subordinated Debenture is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Superior Indebtedness (as defined in the Indenture) and this Subordinated Debenture is issued subject to such provisions of the Indenture, and each holder hereof, by the acceptance thereof, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

          The Indenture also provides that the Company at its option (a) will be Discharged (as such term is defined in the Indenture) from any and all obligations in respect of

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                                                                               5

the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, if there is deposited with the Trustee, in the case of Securities denominated U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or in the case of Securities denominated in a foreign currency, Foreign Government Securities (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or a combination of money and U.S. Government Obligations or Foreign Government Securities, as the case may be, in an amount sufficient to pay in the currency, currencies or currency unit or units in which the Securities are payable all the principal of, and interest on, the Securities on the dates such payments are due in accordance with the terms of the Securities.

          In case of an Event of Default, as defined in the Indenture, with
respect to    % Subordinated Debentures Due              shall have occurred and
be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Subordinated Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Debenture and any Subordinated Debentures which may be issued in exchange herefor, irrespective of whether or not

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any notation thereof is made upon this Subordinated Debenture or such other
Subordinated Debentures.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; PROVIDED, HOWEVER, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of any (and premium, if any) and interest on this Subordinated Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Subordinated Debentures are issuable in registered form without
coupons in denominations of $           and any integral multiple of $         .
At the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Subordinated Debentures may be exchanged for a like aggregate principal amount of Subordinated Debentures of other authorized denominations.

          The Subordinated Debentures may be redeemed at the option of the
Company as a whole, or from time to time in part, on any date after         and
prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Subordinated Debentures at their last registered addresses, all as further provided in the

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Indenture, at the following optional redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

          If redeemed during the twelve-month period beginning


     Year                Percentage     Year                Percentage
     ----                ----------     ----                ----------





          Upon due presentment for registration of transfer of this Subordinated Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment of this Subordinated Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Subordinated Debenture (whether or not this Subordinated Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

          The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

          Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.